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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of (1) our report dated February 12, 1999 relating to the consolidated financial statements appearing in the Clear Channel Communications, Inc. Form 8-K/A filed April 12, 1999 for the year ended December 31, 1998 and (2) our report dated February 11, 1998 relating to the consolidated financial statements appearing in the Clear Channel Communications, Inc. Form 8-K filed December 10, 1998 for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 15, 2000